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Exhibit No. 99.

Certification Pursuant to
18 U.S.C. Section 1350,
as adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Questar Market Resources, Inc. (the "Company") on Form 10-K for 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), C. B. Stanley, President and Chief Executive Officer of the Company, and S. E. Parks, Vice President, Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

        (1)  The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

        (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

QUESTAR MARKET RESOURCES, INC.
March 27, 2003
/s/ C. B. STANLEY C. B. Stanley President and Chief Executive Officer
March 27, 2003
/s/ S. E. PARKS S. E. Parks Vice President, Treasurer and Chief Financial Officer

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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  Exhibit No. 99.